UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE STEAK N SHAKE COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	37-0684070 (I.R.S. Employer Identification Number)

175 East Houston Street, Suite 1300 San Antonio, Texas (Address of principal executive offices)	78205 (Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
14% Redeemable Subordinated Debentures Due 2015	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-163192

Securities to be registered pursuant to Section 12(b) of the Act: 14% Redeemable Subordinated Debentures Due 2015

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the 14% Redeemable Subordinated Debentures Due 2015 issued by The Steak N Shake Company, an Indiana corporation (the “Registrant”), to be registered hereunder is contained under the caption “Description of Debentures” in the Registrant’s Registration Statement on Form S-4 (File No. 333-163192) initially filed with the Securities and Exchange Commission on November 18, 2009, as subsequently amended ("Registration Statement"), and in the prospectus included in the Registration Statement, is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description

4.1*	Form of Indenture
4.2*	Form of certificate representing 14% Redeemable Subordinated Debentures

*Previously filed by Registrant as an exhibit of the same number to the Registration Statement on Form S-4 (File No. 333-163192) initially filed with the Securities and Exchange Commission on November 18, 2009 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 26, 2010

THE STEAK N SHAKE COMPANY

By:	/s/ DUANE E. GEIGER

Name:	Duane E. Geiger

Title:	Interim Chief Financial Officer, Vice President and Controller